SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900

June 19, 2014

Mr. Chad C. Hallett

Assistant Treasurer

State Street Institutional Investment Trust

c/o State Street Corporation

100 Huntington Avenue

CPH03226

Boston, Massachusetts 02116

RE:	State Street Institutional Investment Trust Waiver and Reimbursement Agreement

Dear Mr. Hallett:

SSgA Funds Management, Inc. (“SSgA FM”), as adviser to the State Street Institutional Investment Trust (the “Funds”), agrees until April 30, 2016 to (i) waive up to the full amount of the advisory fee payable by a Fund, and (ii) to reimburse a Fund (exclusive of non-recurring account fees, extraordinary expenses, acquired fund fees and Distribution, Shareholder Servicing and Sub-Transfer Agency Fees, as measured on an annualized basis) to the level of the expense limitation for each Fund stated below:

Fund Name	Expense Limitation	Expiration Date
State Street Strategic Real Return Fund	0.30%	4/30/16
State Street Global Managed Volatility Fund	0.80%	4/30/16
State Street Small Cap Emerging Markets Equity Fund	1.30%	4/30/16
State Street Opportunistic Emerging Markets Fund	1.05%	4/30/16
State Street Equity 500 Index II Portfolio	0.03%	4/30/16
State Street Aggregate Bond Index Portfolio	0.04%	4/30/16
State Street Global Equity ex-U.S. Index Portfolio	0.08%	4/30/16
State Street Clarion Global Real Estate Income Fund	1.05%	4/30/16
State Street Clarion Global Infrastructure & MLP Fund	1.20%	4/30/16

Additionally, SSgA FM is proposing to implement certain expense limitation arrangements for the below funds in the following manner:

(i) waive up to the full amount of the advisory fee payable by a Fund, and (ii) to reimburse a Fund (exclusive of nonrecurring account fees, extraordinary expenses, and distribution, shareholder servicing, and sub-transfer agency fees), as measured on an annualized basis) to the level of the expense limitation for each Fund stated below:

Fund Name	Expense Limitation	Expiration Date
State Street Strategic Real Return Portfolio	0.08%	4/30/16
State Street Target Retirement Fund	0.17%	4/30/16
State Street Target Retirement 2015 Fund	0.17%	4/30/16
State Street Target Retirement 2020 Fund	0.17%	4/30/16
State Street Target Retirement 2025 Fund	0.17%	4/30/16
State Street Target Retirement 2030 Fund	0.17%	4/30/16

SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900

State Street Target Retirement 2035 Fund	0.17%	4/30/16
State Street Target Retirement 2040 Fund	0.17%	4/30/16
State Street Target Retirement 2045 Fund	0.17%	4/30/16
State Street Target Retirement 2050 Fund	0.17%	4/30/16
State Street Target Retirement 2055 Fund	0.17%	4/30/16
State Street Target Retirement 2060 Fund	0.17%	4/30/16

Finally, SSgA FM is proposing to implement certain expense limitation arrangements for the below funds in the following manner:

(i) waive up to the full amount of the advisory fee payable by a Fund, and (ii) to reimburse a Fund (exclusive of non-recurring account fees, extraordinary expenses, acquired fund fees, any class-specific expenses, such as distribution, shareholder servicing, sub-transfer agency and administration fees), as measured on an annualized basis) to the level of the expense limitation for each Fund stated below:

Fund Name	Expense Limitation	Expiration Date
State Street Global ex-U.S. Index Fund	0.10%	4/30/16
State Street Equity 500 Index Fund	0.01%	4/30/16
State Street Aggregate Bond Index Fund	0.04%	4/30/16

Prior to April 30, 2016, as specified above, this agreement may not be terminated with respect to a Fund without the approval of the Board of Trustees. This agreement supersedes any prior voluntary waiver or reimbursement arrangements for the Funds specifically named above and may, at SSgA FM’s option, continue after the dates designated above.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSgA FUNDS MANAGEMENT, INC.

By:	/s/ Ellen M. Needham
Ellen M. Needham, Director and President

Accepted and Agreed:

State Street Institutional Investment Trust, on behalf of the Funds named above

By:	/s/ Chad C. Hallett
Chad C. Hallett Assistant Treasurer